      Filed pursuant to Rule 424(b)(3)Registration
Statement File No. 333-112837

PROSPECTUS SUPPLEMENT DATED OCTOBER 26, 2004
TO
PROSPECTUS DATED APRIL 8, 2004

ENER1, INC.

        This prospectus supplement should be read in conjunction with our prospectus dated April 8, 2004, and in particular “Risk Factors” beginning on page 3 of the prospectus.

        This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on October 26, 2004.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On October 20, 2004, Ener1, Inc. (“Ener1”) Ener1 Battery Company (“Ener1 Battery”), Ener1 Ukraine (“Ener1 Ukraine,” and together with Ener1 and Ener1 Battery the “Ener1 Companies”), Delphi Automotive Systems, LLC (“Delphi Automotive”) and Delphi Technologies, Inc. (“Delphi Tech,” and together with Delphi Automotive, the “Delphi Companies”) completed a series of transactions pursuant to which they combined their lithium battery operations into a newly organized Delaware corporation, EnerDel, Inc. (“EnerDel”), pursuant to a Formation, Subscription and Stockholders’ Agreement by and between Delphi Automotive and Ener1 (the “Formation Agreement”) and other related agreements.

        Ener1 received 80.5% of EnerDel’s issued and outstanding shares of common stock in consideration for the contribution by the Ener1 Companies of the following assets to EnerDel: (i) $15,000,000 in cash; (ii) the right to use certain lithium battery manufacturing-related equipment in Ener1 Battery’s Ft. Lauderdale manufacturing facility, along with a nominally-priced purchase option for such equipment, which option is exercisable only upon termination of the security interest granted in favor of the holders of Ener1‘s 5% Senior Secured Convertible Debentures due 2009; (iii) Ener1 Battery’s battery-related intellectual property portfolio, which is licensed back to Ener1 Battery for non-lithium battery uses under an exclusive, perpetual and royalty-free license; and (iv) Ener1 Ukraine’s battery-related intellectual property portfolio, which is licensed back to Ener1 Ukraine for non-lithium battery uses under an exclusive, perpetual and royalty-free license. In addition, Ener1 Battery agreed to make available to EnerDel space in Ener1 Battery’s building in Fort Lauderdale, Florida containing Ener1‘s above-described battery manufacturing-related equipment, and licensed to EnerDel certain vapor deposition technology for lithium battery use.

        The Delphi Companies received (i) 19.5% of EnerDel’s issued and outstanding shares of common stock, (ii) 8,000 shares of EnerDel’s 8.25% Series A Preferred Stock with an aggregate liquidation value of $8,000,000 (the “Series A Preferred Stock”), (iii) immediately exercisable warrants with a ten year term to purchase up to 1,750,000 shares of common stock of Ener1 for $0.70 per share, and (iv) immediately exercisable warrants with a ten year term to purchase up to 5,250,000 shares of common stock of Ener1 for $1.00 per share. During the first three years following the issuance of the Ener1 warrants described above, Delphi may not sell more than 1.75 million shares of Ener1 granted upon exercise of such warrants. The EnerDel Series A Preferred Stock is exchangeable, at any time prior to January 31, 2005, at the option of the holder, into up to 6,956,521 shares of the common stock of Ener1, based on an exchange rate of 869.5652 shares of Ener1 common stock for each share of EnerDel Series A Preferred Stock. The EnerDel Series A Preferred Stock must be redeemed by EnerDel for cash, at the liquidation value plus accrued and unpaid dividends upon certain circumstances (including the completion of an initial public offering of EnerDel's common stock) and, if not redeemed within four (4) years after issuance, then at the holder's option, must be redeemed by EnerDel at the liquidation value plus accrued and unpaid dividends in exchange for cash, an EnerDel promissory note, or a combination of both, at EnerDel’s option, such note to be payable in four equal quarterly installments and bearing interest at 8.25% per annum.

        In consideration of the foregoing, the Delphi Companies contributed to EnerDel their lithium battery-related manufacturing equipment and their lithium battery-related patent portfolio, which is licensed back to the Delphi Companies for non-lithium battery uses under an exclusive, perpetual and royalty-free license. In addition, the Delphi Companies entered into an agreement with EnerDel pursuant to which EnerDel subleased those portions of the Delphi Group’s Indianapolis facilities that contain lithium battery operations.

        Pursuant to the Registration Rights Agreement dated as of October 20, 2004 by and between Ener1 and Delphi Automotive, the Ener1 shares of common stock issuable upon exercise of the warrants are subject to demand, piggyback and other registration rights. Pursuant to the Registration Rights Agreement dated as of October 20, 2004 by and between EnerDel, Delphi Automotive and Ener1, the EnerDel shares of common stock issued in the transaction are subject to certain demand, piggyback and other registration rights. In addition, pursuant to the Formation Agreement, Ener1 and Delphi have agreed to provide one another with certain tag-along rights and rights of first refusal in the event either party desires to sell any of its respective EnerDel securities received in the transaction.

        The securities issued in the transactions set forth above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as sales of securities not involving a public offering.

        Ener1 and Delphi each agreed not to compete with EnerDel during the period commencing with the Closing and ending on the seventh (7th) anniversary thereof, in any manner and in any capacity (whether on such Investor’s own behalf or on behalf of any other person, corporation, partnership, venture or any other venture or form of business), worldwide, subject to limited exceptions.

        EnerDel’s chief executive officer will be designated by Ener1 and its board of directors will consist of six directors, one of whom initially will be selected by Delphi and the other members will be selected by Ener1.

        Pursuant to transitional services agreements between EnerDel and each of Ener1 and Delphi, Ener1 and Delphi will provide services to EnerDel for fees specified in the agreements for a transitional period, including facilities-related services provided by Delphi, management and administrative services provided by Ener1 and technical and engineering services provided by Delphi employees. Either party to each of these transitional services agreements can terminate such agreement for any reason upon no more than sixty (60) days’ notice.

Item 2.01 Completion of Acquisition or Disposition of Assets.

        The response to Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

        The response to Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

        The following is filed as an exhibit to this Current Report:

10.1	Formation, Subscription and Stockholders' Agreement, dated as of October 20, 2004, by and between Ener1, Inc. and Delphi Automotive Systems, LLC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	Ener1, Inc. (Registrant) BY: /S/ Kevin Fitzgerald —————————————— Kevin Fitzgerald Chief Executive Officer

EXHIBIT INDEX

10.1 Formation, Subscription and Stockholders’ Agreement, dated as of October 20, 2004, by and between Ener1, Inc. and Delphi Automotive Systems, LLC

Exhibit 10.1 Formation Agreement

FORMATION, SUBSCRIPTION AND STOCKHOLDERS’ AGREEMENT

        THIS FORMATION, SUBSCRIPTION AND STOCKHOLDERS’ AGREEMENT (“Agreement”) of ENERDEL, INC. (the “Company”), dated as of October 20, 2004, is made and entered into by and between DELPHI AUTOMOTIVE SYSTEMS LLC (“Delphi”), a Delaware limited liability company, with its principal place of business at 5725 Delphi Drive, Troy, Michigan 48098 and ENER1, INC., a Florida corporation (“Ener1”), with its principal place of business at 500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309. Delphi and Ener1 are collectively referred to herein as “Investors” and individually as an “Investor”.

R E C I T A L S:

        WHEREAS, Ener1 designs and develops lithium battery systems, fuel cell components and nano-technology based products;

        WHEREAS, Delphi designs and develops various lithium battery systems and has extensive background regarding production processes and commercialization of similar products;

        WHEREAS, Delphi and Ener1 desire to form and invest in (directly and/or through one or more wholly-owned subsidiaries) a new entity conducting the business described in Section 1.4 below – namely: (i) designing, developing, manufacturing, marketing and selling lithium-based battery technologies and products on a worldwide basis; and (ii) such other business as the Company may pursue from time to time in accordance with its governance documents and applicable law;

        WHEREAS, the Investors desire, by execution of this Agreement, to form the Company as a corporation pursuant to the Delaware Corporation General Corporation Law (“DGCL”); and

        WHEREAS, Delphi and Ener1 desire to enter into this Agreement to set forth their entire agreement concerning the formation of the Company.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein, the Investors agree as follows:

ARTICLE 1
ORGANIZATION

1.1 Formation. The Investors, by execution of this Agreement, hereby enter into and join together in, and subject to the filing of the Certificate of Incorporation substantially in the form attached hereto as Exhibit 1.1(a) (“Certificate of Incorporation”) do hereby agree to form, the Company as a corporation under and subject to the DGCL. Attached hereto as Exhibit 1.1(b) are the initial Bylaws of the Company. The Certificate of Incorporation and Bylaws of the Company are hereinafter referred to as “Governance Documents”. In connection with the formation of the Company, banking and other resolutions substantially in the form of Exhibit 1.1(c) will be approved as of the Closing date.

1.2 Name. The name of the Company shall be: EnerDel, Inc. The Company may also conduct business under one or more assumed names.

1.3 Consents. The Investors each hereby authorize, approve, ratify and/or confirm the filing of the Certificate of Incorporation with the Delaware Secretary of State and the filing of such other instruments as may be necessary or appropriate to effectuate this Agreement.

1.4 Business; Purpose:

A.	The business of the Company (“Company’s Business”) initially shall consist of the business(es) identified in Exhibit 1.4.A to this Agreement.

B.	For purposes of this Agreement, an “Affiliate” of any Person shall mean another Person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or control with that Person, and in the case of an individual, also includes any other Persons related by blood or marriage. (For purposes of this Agreement: (i) “ownership” means the ownership, directly or indirectly together with such Person’s Affiliates, of at least fifty percent (50%) of the outstanding equity interests in an entity; (ii) “control” means the ownership, directly or indirectly, together with such Person’s Affiliates, of fifty percent (50%) or more of the voting securities of a Person; and (ii) “Person” means any natural person, corporation, limited liability company, partnership, or other legal entity.)

1.5 Closing. The Closing of the transactions contemplated hereby (the “Closing”) shall take place on October 20, 2004 at the offices of Ener1 or via U.S. mail exchange, as agreed by the parties.

1.6 Non-Compete:

    A.        In consideration for the promises under this Agreement and each Investor’s transfer to the Company of substantially all of its assets related to Company’s Business in exchange for Securities of Company, and in order adequately to protect Company from unfair competition, each Investor covenants and agrees for the benefit of the Company that, during the period commencing with the Closing and ending on the seventh (7th) anniversary thereof, such Investor shall not compete with Company in any manner and in any capacity with respect to Company’s Business as identified in Exhibit 1.4.A to this Agreement (a “Competitive Business”) (whether on such Investor’s own behalf or on behalf of any other person, corporation, partnership, venture or any other venture or form of business), worldwide; provided, however, that the restrictions contained in this Section 1.6 will not prohibit, in any way: (i) the acquisition of a controlling interest or merger with any person, or a division or business unit thereof, which is not primarily engaged in a Competitive Business, acquired by or merged, directly or indirectly, into an Investor after the Closing; provided such Investor will take all reasonable steps to dispose, as quickly as practicable after such acquisition or merger, of any portion of the business of any such person, division or business unit that constitutes a Competitive Business; (ii) the acquisition by an Investor, directly or indirectly, of a non-controlling ownership interest in any person or a division or business unit thereof, or any other entity engaged in a Competitive Business, if the Competitive Business accounts for fifteen (15%) percent or less of the revenue or fifteen (15%) percent or less of the value of the acquired business at the date of such acquisition (whichever is the greater); (iii) the acquisition by an Investor, directly or indirectly, of less than five (5%) percent of the publicly traded stock of any person engaged in a Competitive Business; (iv) assembly of lithium-based battery cells into hybrid vehicle battery pack applications where Investor has a tier 1 responsibility with its original equipment customers (including service parts), as well as the design, development, engineering, testing, assembly, processing, marketing, servicing, installation, manufacture (other than cells), sales and/or distribution of the resulting LBPs, provided that Investor gives Company a commercially reasonable right to bid on supplying such cells to Investor as a tier 2 with respect to such LBPs; (v) design, development, engineering, testing, assembly, processing, marketing, servicing, installation, manufacture, sales and/or distribution of products which include LBPs, provided that Investor gives Company a commercially reasonable right to bid on supplying the LBPs included within such other products; and (vi) collaborations involving design or development of technology regarding products that may include as one of their components LBPs, provided that Investor will consider the appropriateness of allowing Company to participate in the LBP aspects of such collaboration. The foregoing exceptions shall not be construed as permitting any Investor to manufacture lithium-based battery cells. As used herein “LBPs” means lithium-based battery cells and battery packs and related technologies. For purposes of this Section 1.6, the term “Investor” includes all Affiliates of such Investor.

    B.        Each Investor agrees that the provisions of this Section 1.6 are necessary and reasonable to protect Company’s Business. If any court of competent jurisdiction shall finally hold any restriction contained in this Section 1.6 to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

    C.        Each Investor agrees that any breach by it of this Section 1.6 will result in Company suffering a loss which cannot adequately be compensated for in damages and that Company shall be entitled to injunctive relief.

    D.        Upon the acquisition of any Competitive Business to be disposed of by an Investor pursuant to Section 1.6, Investor shall promptly notify Company and afford Company the right and opportunity to submit a bid to purchase such Competitive Business, which right and opportunity shall be no less timely or favorable than that afforded to any third party.

ARTICLE 2
PURCHASE OF COMPANY/SECURITIES

2.1 Ener1 Subscription. At the Closing, Ener1 or an Affiliate of Ener1 which may own certain of the intellectual property assets set forth on Exhibit 2.1, shall purchase eighty million five hundred thousand (80,500,000) shares of Company’s $0.01 par value common stock (“Common Stock”) in exchange for the aggregate amount of Fifteen Million United States Dollars (US$15,000,000.00) and other capital contributions, as set forth on Exhibit 2.1 (representing, in the aggregate 80.5% of total Common Stock initially outstanding). Ener1 will use its best efforts to raise such further financings as are contemplated in the Business Plan.

2.2 Delphi Subscription. At the Closing, Delphi and/or Delphi Technologies, Inc, a Delaware corporation that is an Affiliate of Delphi and owns certain of the intellectual property assets set forth on Exhibit 2.2, shall purchase nineteen million five hundred thousand (19,500,000) shares of Common Stock and eight thousand (8,000) shares of Series A preferred stock of Company, $0.01 per share par value, $1,000 per share face value (“Preferred Stock”), in exchange for contributing to the Company the tangible and intangible property set forth on the attached Exhibit 2.2 (representing 19.5% of total Common Stock initially outstanding and 100% of Series A preferred stock). “Securities” refers to Common Stock and Preferred Stock of Company. The Investors have explicitly agreed and acknowledged that Delphi is presently a minority Investor and is not making a present commitment and shall not be obligated to make any future commitment to acquire additional securities of the Company or to otherwise fund the Company in any manner.

ARTICLE 3
CERTAIN TRANSFERS

3.1 Restrictions on Transfers:

A.	Notwithstanding any provision of this Article 3 to the contrary, either Investor may sell, assign, transfer, exchange, mortgage, pledge, grant, hypothecate, bequeath or otherwise dispose (“Transfer”) of its Common Stock, directly or indirectly, to a wholly-owned Affiliate, provided that such Affiliate expressly agrees to be bound by the all the provisions of this Agreement.

B.	In the event that Ener1 receives a bona fide offer, which Ener1 wishes to accept, from an arm’s length third party (the “Third Party Offer”) to purchase (directly or indirectly) all or any part of Ener1‘s Securities, then Ener1 shall give a notice in writing (“Notice of Proposed Sale”) to Delphi indicating that Ener1 is willing to sell such Securities subject to the Third Party Offer and shall specify the price (“Sale Price”) and terms under which Ener1 is prepared to sell such Securities (which price and terms shall be the same as those contained in the Third Party Offer). Delphi may then exercise, but is not required to exercise, any of the rights and options set forth in Subparagraphs B(i) and (ii) below. If Delphi elects not to exercise any of those options within the time or times prescribed for doing so, the sale by Ener1 pursuant to the Third Party Offer may proceed with the sale on terms no less favorable to Ener1 than the terms set forth in the Notice of Proposed Sale or Definitive Terms, as the case may be.

(i)	Right to Participate. Delphi, within thirty (30) days from receipt of the Notice of Proposed Sale from Ener1, shall have and may exercise the right to participate in the proposed sale (directly or indirectly through an Affiliate) of the Securities under the Third Party Offer on a proportionate basis with Ener1 (based on the total number of shares of such Securities then held by each Investor) under the same terms and conditions. If the terms and conditions of the proposed sale are such that the purchase price for the Securities includes the delivery of assets or rights other than cash, the Purchase Price for Delphi’s Securities, at Delphi’s option, may be determined in accordance with Section 3.2 below.

(ii)	Right of First Refusal/Related Call. Delphi, within the greater of: (a) thirty (30) days from receipt of the Notice of Proposed Sale from Ener1; and (b) five days from receipt of any notice of any significant changes to (or confirmation that no significant changes have been made to) the Sale Price or other terms of sale contained in the Notice of Proposed Sale based upon substantial completion of, but prior to signing, definitive agreements and due diligence regarding such Third Party Offer (“Definitive Terms”); shall have and may exercise a right of first refusal for Delphi, any Delphi Affiliate, or any third party designated by Delphi: (y) to purchase Ener1‘s Securities subject to and on the terms and conditions set forth in the Notice of Proposed Sale or Definitive Terms, as appropriate; or (z) at Delphi’s option, if the Notice of Proposed Sale or Definitive Terms cover less than all of the Securities owned by Ener1, to purchase or cause a third-party designated by Delphi to purchase, at Delphi’s option, all of the Securities owned by Ener1 on the terms and conditions set forth in the Notice of Proposed Sale or Definitive Terms, as appropriate.

C.	In the event that Delphi receives a Third Party Offer which Delphi wishes to accept, from an arm’s length third party, to purchase (directly or indirectly) all or any part of the Securities held by Delphi (or any permitted assignee of Delphi’s Securities in the Company under Clause A above) (other than as part of a permitted assignment under Clause A above), then: (i) Delphi shall give a Notice of Proposed Sale to Ener1 and any other Investors; (ii) procedures parallel to the procedures set forth in Clause B shall apply; (iii) Ener1 shall have rights parallel to Delphi’s rights under in Clause B(i)-(ii) above; and (iv) Delphi shall have rights parallel to the rights of Ener1 under Clause B.

D.	Notwithstanding and in lieu of the foregoing rights accorded to Delphi pursuant to Clause B above, in the event that Ener1 registers or causes the Company to register shares of Common Stock under the Securities Act (hereinafter defined) for resale other than in connection with an underwritten public offering by the Company of its Common Stock subject to the piggy-back registration rights of Delphi pursuant to that certain Registration Rights Agreement, dated as of even date herewith and substantially in the form of Exhibit 4.5 hereto, then in such event, the Company shall provide Delphi with reasonable advance notice of its intent to file such a registration statement and Delphi shall have the right, by delivery of written notice (a “Sales Notice”) to the Company, to have up to all of its shares of Common Stock included in such registration statement. Notwithstanding the foregoing, in lieu of including the number of shares of Common Stock Delphi has set forth in its Sales Notice in a registration statement, Ener1 may elect, within thirty (30) days of delivery (or such lesser time as needed to protect Delphi’s rights in the registration) of the Sales Notice (or such longer period as may be needed to determine Fair Market Value), to purchase all such shares of Common Stock at Fair Market Value for cash, such sale to be closed on or before the twentieth (20th) day following delivery of the Sales Notice (or such longer period as may be needed to determine Fair Market Value). In the event Ener1 either does not elect to purchase the Common Stock covered by the Sales Notice or fails to do so within the relevant period, then the Company shall be obligated to amend any registration statement, regardless of whether it has gone effective, to include such shares of Common Stock.

3.2 Determination of Purchase Price; Related Matters; Closing:

    A.        The purchase price (the “Purchase Price”) of the Securities under Section 3.1 and under any other section where the purchase price for Securities is to be determined in accordance with this section, shall be at the Fair Market Value of the Securities by class, divided by the total number of shares of each class of Securities outstanding, times the number of shares of each class of Securities in the Company being purchased and sold.

B. The phrase “Fair Market Value” refers to the Fair Market Value of the Company determined as follows:

(i)	Representatives of the Investors shall negotiate in good faith for a period of thirty (30) days to determine the Fair Market Value of each class of Securities for purposes hereof. If such representatives cannot agree on the Fair Market Value within such thirty (30) day period, then each Investor shall choose one appraiser, each of whom shall determine the Fair Market Value of each class of the Securities.

(ii)	If the higher of the two values determined by the appraisers referred to in clause (i) above is no more than twenty (20%) percent greater than the lower value, then Fair Market Value shall be the mean (average) of such two values.

(iii)	If the higher of the two values determined by the appraisers referred to in clause (i) above is more than twenty (20%) percent greater than the lower value, then the two appraisers shall pick a third appraiser and such third appraiser shall determine the Fair Market Value of each class of the Securities.

(iv)	If the value determined by such third appraiser is within the range of the first two values, then the Fair Market Value of each class of the Securities as determined by such third appraiser shall be the Fair Market Value of each class of the Securities.

(v)	If the value determined by such third appraiser is outside of the range of the first two values, then the Fair Market Value of each class of the Securities shall be the median of the three values.

(vi)	In the event that Fair Market Value is being determined in the context of a bona fide third party offer to acquire the Company (e.g., a merger or sale of substantially all of the assets of the Company), then Fair Market Value shall be the greater of the amount determined by the appraisers or the amount of such third party offer.

(vii)	The above-described determination of Fair Market Value will be final and binding on the Investors.

C. The purchase price under this Section 3.2 shall be paid in cash or immediately available funds at closing.

    D.        The closing of the purchase of a Common Stock under this section shall be held on a business day, and at a place and time, reasonably determined by the Investors, but in no event shall it be later than the later of forty-five (45) days after the determination of the Purchase Price, or five (5) days after securing any necessary government approvals or other consents under Subparagraph E below, subject to obtaining any necessary government approvals. At the closing, the purchaser shall pay the Purchase Price as set forth in Subparagraph A above, and the seller shall deliver to the purchaser certificates for the Common Stock being transferred, signed in blank or with a separate assignment, satisfactory in each case in form and content to counsel for the purchaser, to accomplish the immediate transfer of ownership of the Common Stock in question to the purchaser, free and clear of all liens and encumbrances whatsoever other than the restrictions under this Agreement. The purchaser shall acknowledge and confirm that the Securities are being acquired for investment and not with a view to any resale or distribution thereof, and the purchaser (if not already an Investor) shall confirm in writing the purchaser’s agreement to be subject to and bound by all the provisions of this Agreement as if such the purchaser were originally a party to this Agreement.

    E.        After the Purchase Price has been determined in accordance with this article, the Investors shall use their best efforts to secure all necessary governmental approvals or any other consents, and to satisfy any remaining conditions required in connection with the purchase.

    F.        Upon transfer of one hundred percent (100%) of an Investor’s Common Stock as set forth herein: (i) the selling Investor and its Affiliates shall repay all loans, borrowings and indebtedness in the nature of borrowings outstanding to the Company from the selling Investor or its Affiliates (together with any accrued interest); (ii) the Company shall repay all loans, borrowings and indebtedness in the nature of borrowings outstanding from the Company to the selling Investor or its Affiliates (together with any accrued interest); (iii) the purchasing Investor shall use all reasonable efforts to secure the release of any guaranties or indemnities given by the selling Investor or its Affiliates to or with respect to the Company; and (iv) the selling Investor shall, at the request of the Company, cause any Director appointed by the selling Investor and any officer or employee associated with the selling Investor or its Affiliates to submit his or her resignation as a Director, officer or employee of the Company.

3.3 Exchange Shares Restriction. The Exchange Shares (as defined in the Certificate of Designation of Series A Preferred Stock) will not be registered for sale under the Securities Act and may not be transferred except in a transaction exempt from such registration requirements. In addition, the Exchange Shares may not be transferred, assigned or otherwise disposed of by Delphi for two (2) years from the date hereof, except for a transfer in whole or in part to one or more Affiliates. If Delphi wishes to sell any of these Exchange Shares after such two (2) year holding period, it will give Ener1 written notice of the desired terms of such sale. Ener1 will keep the desired terms of such sale confidential. Ener1 shall thereupon have fifteen (15) days in which to elect whether or not to purchase the Ener1 Stock on terms set forth in the written notice. If Ener1 elects to purchase such shares, it shall have an additional five (5) days thereafter to complete the purchase. If Ener1 shall fail to elect to purchase within said fifteen (15) day period, or to complete the purchase within said five (5) day completion period, Delphi shall thereafter be free to dispose of such shares of Ener1 Stock without limitation.

ARTICLE 4
RELATED AGREEMENTS

The following Related Agreements will be entered into at the Closing:

4.1 Ener1 Service Agreement. The Company and Ener1 shall enter into an agreement (“Ener1 Service Agreement”), in substantially the form attached hereto as Exhibit 4.1, pursuant to which Ener1 will provide to the Company management, administrative and other services needed by Company. Ener1 will provide such other assistance as the Company may agree in accordance with its Governance Documents, the DGCL and other applicable law.

4.2 Delphi Engineering Services Agreement. The Company and Delphi shall enter into an agreement (“Delphi Services Agreement”), in substantially the form attached hereto as Exhibit 4.2, pursuant to which Delphi will provide to the Company engineering services and such other services, as set forth therein.

4.3 Sublease. Certain rights and responsibilities under the existing lease under which Delphi leases its lithium battery facility in Indianapolis, Indiana will be subleased to, and assumed by, the Company, substantially as set forth in the Sublease attached as Exhibit 4.3.

4.4 Intellectual Property Use:

A.	Delphi will transfer intellectual property and know-how to be used by the Company (the “Intellectual Property”) listed on Exhibit 2.2 pursuant to an Intellectual Property Assignment in substantially the form attached hereto as Exhibit 4.4.A(i), such assignment to include a royalty-free perpetual license back to the assignor for worldwide non-lithium battery use of the assigned Intellectual Property, substantially in the form of Exhibit 4.4.A(ii).

B.	Ener1 will transfer the Intellectual Property listed on Exhibit 2.1 under an Intellectual Property Assignment in substantially the form attached as Exhibit 4.4.B(i), license its vapor deposition technology under a License Agreement substantially in the form of Exhibit 4.4.B(ii), such assignment to include a royalty-free perpetual license back to the assignor for worldwide non-lithium battery use of the assigned Intellectual Property, substantially in the form of Exhibit 4.4.B(iii).

C.	Ener1 and Company will enter into an Assignment of the License and Royalty Agreement dated July 25, 2003 substantially in the form of Exhibit 4.4.C.

4.5 Registration Agreement. At the Closing, the Company will execute a Registration Rights Agreement, substantially in the form of Exhibit 4.5, granting the Investors certain piggy-back registration rights as set forth therein.

4.6 Promissory Note. Attached as Exhibit 4.6 is the form of Promissory Note that would be issued by Company if Company chooses to redeem the Preferred Stock using a note rather than cash in accordance with the redemption provisions of the Certificate of Designation of the Preferred Stock.

4.7 Option Agreement. The Company and Ener1 shall enter into an Option Agreement, in substantially the form attached hereto as Exhibit 4.7, pursuant to which Ener1 will provide to the Company an option to acquire the equipment indicated therein on the terms set forth in Option Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. By execution and delivery of this Agreement, each of Ener1 and Delphi severally represents and warrants to the Company and each of the other Investors that:

A.	The Investor is a corporation (in the case of Ener1) or limited liability company (in the case of Delphi), duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and is qualified to do business in every jurisdiction in which it is required to be so qualified.

B.	The execution, delivery and performance of this Agreement and any Related Agreement by such Investor and any Affiliates thereof does not: (i) violate or conflict with its charter, by-laws or other organizational documents; (ii) violate or conflict with, or constitute a breach of, or require consent or approval under, any written or oral agreement as now exists between such Investor and any other person, except as otherwise set forth in Exhibit 5.1.B hereto; or (iii) violate, conflict with or require consent or approval (other than any consent or approval obtained by the date hereof) under any order, injunction, decree or any Federal, state or local law, statute, ordinance, rule or regulation applicable to such Investor, and this Agreement and any Related Agreements to which such Investor is a party are the valid and binding obligations of such Investor, fully enforceable against such Investor in accordance with their respective terms and conditions, subject to applicable state or federal laws relating to bankruptcy or insolvency.

C.	Such Investor is capable of evaluating the merits and risks of an investment in the Company, has had access to and an opportunity to review all relevant materials relating to the Company and/or its (direct or indirect) investment in the Company, including, without limitation, the Company’s Business, Company’s Initial Business Plan attached hereto as Exhibit 5.1.C, the qualifications of each Investor and the tax and financial implications of an investment in the Company, has made such investigation as it has deemed appropriate for such purpose, and is acquiring the Common Stock (directly or indirectly) for investment and not with a view to the direct or indirect resale or distribution of all or any part thereof.

D.	Such Investor is an accredited investor as that term is defined in Rule 501 of Regulation D, was not organized for the specific purpose of acquiring the Securities, and is acquiring the Securities solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and/or sales registered under the Securities Act; provided, however that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

E.	Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

F.	Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

Notwithstanding the foregoing, it is agreed that, as long as: (i) the resale or transfer (including without limitation a pledge) of any of the Securities are registered pursuant to an effective registration statement; (ii) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision (“Rule 144”), subject to receipt by Company of customary documentation reasonably acceptable to Company in connection therewith; or (iii) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, Company shall issue new certificates without such legend to the holder upon request.

G.	Such Investor has no liability or obligations to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

H.	To the knowledge of such Investor, neither such Investor, nor any of its directors or officers have: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

I.	With respect to any real or personal property being transferred to the Company, as described in Exhibit 2.1 or Exhibit 2.2: (i) the relevant Investor and its Affiliates have no liabilities under any federal, state or local environmental law or regulation (“Environmental Law”), nor, to such Investor’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by such Investor or any of its Affiliates, as described in Exhibit 2.1 or Exhibit 2.2 that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business or assets of the Company; and (ii) neither such Investor nor any of its Affiliates have violated any Environmental Law applicable to it now or previously in effect affecting any of such properties, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company.

J.	With respect to the patents and other Intellectual Property rights to be contributed by such Investor as set forth in Exhibit 2.1 or Exhibit 2.2, as appropriate:

(i)	That such Investor owns or possesses adequate transferable, assignable, licensable, sub-licensable or otherwise transferable patents, licenses or other Intellectual Property rights in order for such Investor to comply with its contribution obligations under Section 2.1 and Exhibit 2.1 or Exhibit 2.2, as appropriate.

(ii)	That, except as set forth in Exhibit 2.1 or Exhibit 2.2, as appropriate, each item of owned Intellectual Property is owned by the respective Investor as owner of the entire right, title and interest in and to such item, free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and has the right to use such intellectual property without payment to a third party all of the Intellectual Property Assets.

(iii)	That, except as set forth in Exhibit 2.1 or Exhibit 2.2, as appropriate, no claims of infringement or misappropriation have been made with respect to such Investor’s use of its respective Intellectual Property.

(iv)	That, except as set forth in Exhibit 2.1 or Exhibit 2.2, as appropriate, to such Investor’s knowledge, none of the patents set forth in its Exhibit 2.1 or Exhibit 2.2 has been challenged by any third party in an opposition, interference, invalidation proceeding, reexamination or similar governmental proceeding.

(v)	That, except as set forth in its Exhibit 2.1 or Exhibit 2.2, to such Investor’s knowledge, none of the patents set forth in its Exhibit 2.1 or Exhibit 2.2 is being infringed by any third party.

K.	Each Investor (and/or its Affiliate holding or co-holding the applicable asset) has good and marketable title to, or valid leasehold interests in, all of the equipment and other assets listed as owned by such Investor and scheduled to be contributed to the Company in exchange for such Investor’s interest in the Company (the “Contributed Assets”), free and clear of any mortgage, pledge, lien, security interest or encumbrance, except as previously disclosed to the other Investor in any of the Related Agreements or Exhibits or Schedules to this Agreement. Investor has full authority to transfer (or cause to be transferred) Contributed Assets to the Company in accordance with terms of this Agreement.

ARTICLE 6
MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware without regard to the conflicts of laws provisions thereof.

6.2 Notices:

A.	Any notice, report or other communication required or permitted to be given under this Agreement shall be made in writing and shall be delivered in person or mailed by registered or certified first class mail, postage prepaid, or sent by facsimile overnight delivery service or email (receipt confirmed), addressed to the party intended as the recipient to the address of such party set forth below:

If to Company:	ENERDEL, INC. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attention: Chief Executive Officer Fax No.: 954-776-5337

With a copy to:	ENERDEL, INC. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attention: General Counsel Fax No.: 954-776-3359

If to Delphi:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Director, Worldwide Finance of Delphi E&C Division Fax No.: (248) 813-4699

With a copy to:	DELPHI AUTOMOTIVE SYSTEMS, LLC 5725 Delphi Drive Troy, Michigan 48098 Attention: Assistant General Counsel, Commercial & Transactional Fax No.: (248) 813-2491

If to Company:	ENER1, INC. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attention: Chief Executive Officer Fax No.: 954-776-5337

With a copy to:	ENER1, INC. 500 West Cypress Creek Road Suite 100 Fort Lauderdale, Florida 33309 Attention: General Counsel Fax No.: 954-776-3359

B.	Any such notice, report or other communication shall be deemed received, given or served, if mailed by first class mail, on the third (3rd) day after the day of mailing, and, if sent by facsimile, overnight delivery service or email, twenty-four (24) hours after the time of dispatch, provided customary confirmation of delivery or receipt has been received.

6.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one Agreement. The Agreement may be executed and delivered by facsimile transmission.

6.4 Entire Agreement; Waiver. This Agreement (together with any Exhibits attached or hereafter attached hereto in accordance with the terms and conditions of this Agreement) constitutes the entire agreement between the Investors and the Company and contains all of the agreements between the Investors with respect to the subject matter hereof and supersedes all prior agreements and negotiations between the Investors, concerning the subject matter herein including, but not limited to, the Letter of Intent between the Investors dated as of August 24, 2004 and the Confidentiality Agreement dated August 16, 2004. Failure by an Investor to enforce any term or condition of this Agreement (or any Related Agreement attached or hereafter attached as an Exhibit hereto), or to exercise any right hereunder, shall not be construed as thereafter waiving such term, condition or right; and in no event shall any course of dealing, custom or usage of trade modify, alter or supplement any term of this Agreement.

6.5 Severability. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable, to any extent, the remainder of the Agreement shall not be affected thereby.

6.6 Captions. Any section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

6.7 Number and Gender. All of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such term or word had been fully and properly written in such number and gender.

6.8 Amendments. This Agreement may not be amended except by unanimous written agreement of each Investor, executed by duly authorized officers.

6.9 Exhibits; Incorporation by Reference. Each of the Exhibits referred to in this Agreement is hereby incorporated by reference in this Agreement as if such Exhibits were set out in full in the text of this Agreement.

6.10 Assignment. This Agreement and each and every covenant, term and condition hereof shall be binding upon and inure to the benefit of the Investors hereto and their respective successors and permitted assigns. Except as otherwise specifically provided in this Agreement, neither this Agreement nor any rights or obligations hereunder shall be assignable or be delegated directly or indirectly by any Investor to a third party without the prior written consent of all the Investors to this Agreement.

6.11 No Agency Created. This Agreement does not create any agency relationship between the Investors. No Investor hereto shall have any authority to enter into, assume or create any obligations or agreements on behalf of or in the name of any other of the Investors.

6.12 Arbitration. Any dispute, controversy or claim (hereinafter “Dispute”) between the Investors of any kind or nature whatsoever based on or arising from a claimed breach of this Agreement by either Investor, and whether arising in contract, tort or otherwise, shall be resolved according to the following procedure. If such a Dispute is not resolved by good faith negotiations between the Investors, then such Dispute, upon thirty (30) days’ prior notice from one Investor to the other of its intent to arbitrate (an “Arbitration Notice”), shall be submitted to and settled by arbitration; provided, however, that nothing contained herein shall preclude any Investor hereto from seeking or obtaining: (i) injunctive relief; or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of disputes hereunder. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association existing at the time of submission by one arbitrator. The Investors shall attempt to agree upon an arbitrator. If one cannot be agreed upon, the Investor which did not give the Arbitration Notice may request the Chief Judge of the United States District Court for the [Eastern District of Michigan] to appoint an arbitrator. If he or she will not, the arbitrator shall be appointed by the American Arbitration Association. If an arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. All arbitration hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Investor may at its expense make a stenographic record thereof. The arbitrator shall apportion all costs and expenses of arbitration (including the arbitrator’s fees and expenses, the fees and expenses of experts, and the fees and expenses of counsel of the Investors), between the prevailing and non-prevailing Investor as the arbitrator deems fair and reasonable. Any arbitration award shall be binding and enforceable against the Investors hereto and judgment may be entered thereon in any court of competent jurisdiction. The arbitration will take place at Fort Lauderdale, Florida.

6.13 Confidentiality. Each Investor agrees not to disclose to any third party the terms of this Agreement or any commercial information relating to the other Investor, without the express written consent of the other Investor, except as may be required by applicable law or regulation pursuant to the advice of counsel for an Investor, after reviewing such disclosure with the other Investor to the extent time permits.

6.14 Use of Investor Names. Except as may be required by applicable law, Company shall not use, directly or indirectly, any Investor’s name or the name of any of either Investor’s affiliates in any advertisement, announcement, press release or other similar communication unless Company has received the prior written consent of the appropriate Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

6.15 Exchange Shares. Ener1 will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Section 7 of the Certificate of Designation of Preferred Stock by the Company, but will at all times in good faith assist in the carrying out of all the provisions of such Section 7 of the Certificate of Designations of Series A Preferred Stock.

IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be executed in ink all as of the date first set forth above.

DELPHI AUTOMOTIVE SYSTEMS LLC BY: /S/ John G. Blahnik —————————————— John G. Blahnik Vice President Treasury, Mergers, Acquisitions & New Markets	ENER1, INC. BY: /S/ Ronald N. Stewart —————————————— Ronald N. Stewart Executive Vice President

EnerDel, Inc. is a signatory to this Agreement as to Section 1.6, Article 6and other sections containing express rights or obligations of Company.

ENERDEL, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

EXHIBIT 1.1(a)

CERTIFICATE OF INCORPORATION OF ENERDEL, INC.

EXHIBIT 1.1(b)

BYLAWS

EXHIBIT 1.1(c)

FORMATION RESOLUTIONS

EXHIBIT 1.4.A

THE COMPANY’S BUSINESS

1.	Scope of the Company’s business shall be the design, development, engineering, testing, assembly, processing, marketing, servicing, installation, manufacture, sales and/or distribution of lithium-based battery technologies and products on a world-wide basis, with a primary focus on use in automotive, power tool, military, consumer appliance and personal mobility markets.

EXHIBIT 2.1

SCHEDULE OF ENER1‘S CONTRIBUTIONS

Ener1 would contribute the following to the Company:

1.	The following patents and rights in patent applications subject to a license back to Ener1 for the use of said patents and rights in patent applications for non-lithium battery purposes, substantially in the form and substance of Exhibit 4.4.B(iii) hereto, including:

A.	U.S. Patents/Patent Applications:

1)	Solid Polymer Electrolyte Lithium Battery. U.S. Patent Application No. 10/038,556B, filed January 4, 2002. Priority to U.S. Provisional Application No. 60/310,908, filed August 8, 2001.

2)	Nonaqueous Electrolytes Based on Organosilicon Ammonium Derivatives for High-Energy Power Sources. U.S. Patent Application No. 10/126,340, filed April 19, 2002.

3)	Salts of Alkali Metals of N, N’-Disubstituted Amides of Petane Iminosulfonic Acid and Nonaqueous Electrolytes on their Basis. U.S. Patent Application No. 10/122,788, filed April 15, 2002.

4)	Cathode Material for Lithium Battery and Method of Production Thereof. U.S. Patent Application No. 10/158,361, filed May 30, 2002.

B.	Ukrainian Patents/Patent Applications:

TITLE	PATENT FILING DATA	PCT FILING DATA
Measurement Method of an Ionic
Conductivity of Solid Electrolytes

---------------------------------------------------------------
Secondary Lithium Chemical Power Source
with Non-aqueous Electrolyte

---------------------------------------------------------------
Method of Eddy-current Control of Powder
Materials

---------------------------------------------------------------
Method of Production of Active Cathode
Material for Lithium Secondary Power
Sources

---------------------------------------------------------------
Carbon Material for Electrodes of
Lithium-Ion Power Sources and Method of
Production Thereof

---------------------------------------------------------------	Patent Application No. 2001128503
 Filed 12/11/01
         Patent No. 45293A
         Issued 03/15/02
----------------------------------------------------------------
Patent Application No. 2001128504
Filed 12/11/01
     Patent No. 45294A
           Issued 03/15/02
----------------------------------------------------------------
Patent Application No. 2002129690
 Filed 12/04/02
           Patent No. 54354A
           Issued 02/17/03
----------------------------------------------------------------
Patent Application No. 2003077001
 Filed 07/25/03
     Patent No. 60953Å
     Issued 10/15/03
----------------------------------------------------------------
Patent Application No. 2003077002
Filed 07/25/03
Approved 05/14/04

-------------------------------------------------------------------	PCT patent application
 No. PCT/UA02/00043
Filed 09/ 05/02

----------------------------------------------------

Not filed

----------------------------------------------------
PCT patent application
 No. PCT/UA03/00022
      Filed 06/27/03

----------------------------------------------------

  Not filed

----------------------------------------------------
PCT patent application
No. PCT/UA04/000049
 Filed 07/19/04

----------------------------------------------------

Method of Production of Active Cathode
Material for Lithium Secondary Power
Sources

-------------------------------------------------------------

Method of Lithium Batteries Production

-------------------------------------------------------------
Method of Non-Contact Measuring
Electrical Conductivity of Electrolytes
with Using Primary Measuring Transformer

-------------------------------------------------------------
Method of Non-Contact Measuring
Electrical Conductivity of Polymer
Electrolyte Thin Films with Using
Combined Sensor
-------------------------------------------------------------
Method of Non-Destructive Control of
Hermiticity Based on Gas-Discharge
Visualization

-------------------------------------------------------------
Solid Inorganic Glassy Electrolyte and
Method of Production Thereof

-------------------------------------------------------------
Method and Device for Rapid Charging
Secondary Power Sources

-------------------------------------------------------------
Manganese Oxide for Lithium Battery
Cathode

-------------------------------------------------------------
Method of Lithium Batteries Production

-------------------------------------------------------------
Patent Application No. 2003077003
Filed 07/25/03
         Patent No. 67134
         Issued 12/26/03
--------------------------------------------------------------

Patent Application No. 2003077004
Filed 07/25/03
         Patent No. 67135
         Issued 06/15/04
--------------------------------------------------------------
Patent Application No. 2003007005
Filed 07/25/03
         Patent No. 60954A
         Issued 10/15/03
--------------------------------------------------------------
Patent Application No. 2003077006
Filed 07/25/03
         Patent No. 60955A
         Issued 10/15/03
--------------------------------------------------------------
Patent Application No. 2003077007
Filed 07/25/03
         Patent No. 64623
         Issued 02/16/04
--------------------------------------------------------------
Patent Application No.2003077008
Filed 07/25/03
         Patent No. 67973
         Issued 07/15/04
--------------------------------------------------------------
Patent Application No. 20031110308
Filed 11/14/03
         Patent No.67618
         Issued 06/15/04
--------------------------------------------------------------
Patent Application No. 20031212437
Filed 12/25/03

--------------------------------------------------------------
Patent Application No. 20031213443
Filed 12/31/03
         Approved 06/24/04

--------------------------------------------------------------	PCT patent application
No. PCT/UA04/000048
Filed 07/19/04

----------------------------------

PCT patent application
No. PCT/UA04/000050
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000051
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000052
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000053
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000054
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000056
Filed 07/19/04

----------------------------------
PCT patent application
No. PCT/UA04/000057
Filed 07/19/04

----------------------------------

         Not filed

----------------------------------

2.	Exclusive rights to use of lithium battery-related equipment, except and only to the extent that any specific items of such equipment may be reasonably necessary for Ener1’s fuel cell or nanotechnology operations.

ENER1-CONTRIBUTED EQUIPMENT USAGE RIGHTS

BRAUN
--------------------

MBRAUN
--------------------

MBRAUN
--------------------

MBRAUN
--------------------

Satako
--------------------

Satako
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------

 Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------
Sartorious
--------------------

Sartorious
--------------------
Sartorious

--------------------

Seteram
--------------------
Seteram
--------------------
Seteram
--------------------
Seteram

--------------------

Micrometrics

--------------------
Micrometrics
--------------------

Micrometrics
--------------------	Glove Box System for Lithium
production Line - down payment for
production line 1
---------------------------------------

MB 150 B-G-il (1250/780) K
---------------------------------------

MB 150 B-G-il (1250/780) K
---------------------------------------

MB 150 B-G-il (1250/780) K
---------------------------------------

Test Machine of Battery Abuse - 1 UNIT
---------------------------------------
Test Machine of Battery Abuse - 1
UNIT
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
Scale
---------------------------------------
 Density Measurement, stainless
pieces and devices
---------------------------------------

---------------------------------------
Temperature control MA50/100
---------------------------------------
Glass Fiber Filters
---------------------------------------
Aluminum disks for measuring material
weights
---------------------------------------
Industrial scale

---------------------------------------

LABSYS TGA/DTA/DSC
---------------------------------------
Structure SETSYS 1600-1750
---------------------------------------
Structure SETSYS 1600-1751
---------------------------------------
Calvet DSC111

---------------------------------------
 Gemini 2370 w/VaQCum Pump&
FlowPrep 06 ,

---------------------------------------
Flow Prep 060 for Gemini
---------------------------------------
Gemini 2370 w/Vacuum Pump&FlowPrep
060, Saturn 5200, AutoChem 2911
---------------------------------------

       1
----------------

       1
----------------

    UKRAINE ----------------

       1
----------------

----------------

----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB
----------------

      LAB
----------------

----------------

----------------

----------------

----------------
      LAB

----------------

      LAB
----------------
      LAB
----------------
      LAB
----------------
      LAB

----------------

 Satu56 5200, A

----------------
      QC
----------------

      QC
----------------

   10
----------

   14
----------

----------

   14
----------

   43
----------

   44
----------
   83
----------
   84
----------
   85
----------
   86
----------
   87
----------
   88
----------
   89
----------
   90
----------
   91
----------
   92
----------
   93
----------
   94
----------

    NA
----------

----------

----------

----------

----------
   51

----------

   57
----------
   59
----------
   59
----------
   58

----------
uAUTOem 2910
CHEM 2910
----------
   53
----------

   55
----------

       2497
-------------------

    MB 150 B-G
-------------------

    MB 150 B-G
-------------------

    MB 150 B-G
-------------------

    TYS-90DM02
-------------------

    TYS-90DM02
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP301S-OCE
-------------------
    BP310P-OCE
-------------------
    BP310P-OCE
-------------------
    BP310P-OCE
-------------------
    BP310P-OCE
-------------------
    ME215S-OCE
-------------------

       YOK01
-------------------
      MA100C
-------------------
     YTM03MA
-------------------
     6906940
-------------------

     6965542
-------------------
  FD150JGG-5000U
-------------------
TG-DTA/DSC Labsys
-------------------
   Setsys 16/18
-------------------

-------------------
  Calvet DSC111

-------------------

      304

-------------------
   FlowPrep 060
-------------------
  VACUM PREP 061
-------------------

      2497
-----------------

      2208
-----------------

      2209
-----------------

      2208
-----------------
   no serial
    numbers
-----------------

-----------------
    12903680
-----------------
    12903677
-----------------
    12905244
-----------------
    12903678
-----------------
    12905247
-----------------
    12903679
-----------------
    12905245
-----------------
    12905190
-----------------
    12905192
-----------------
    12905191
-----------------
    12905193
-----------------
    12903685
-----------------

   no serial #
-----------------
    12803140
-----------------
    13002058
-----------------
  no serial #
-----------------

  no serial #
-----------------
    12905251

-----------------

31/111074 07 048
-----------------
31/111067 15 106
-----------------

-----------------
 S60/115028 08
      038
-----------------

-----------------
      1065
-----------------

      822
-----------------

  LINE 1
------------
 Lab Glove
  Box 1/2
------------
 Lab Glove
  Box 1/2
------------
 Lab Glove
  Box 1/2
------------

------------

------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------

    LAB
------------
    LAB
------------
    LAB
------------
    LAB
------------

    LAB
------------
    LAB

------------

------------

------------

------------

------------

------------
  3 UNITS
------------

------------

---------------

Micrometrics
---------------

Plasma
---------------
Arcotronics
---------------
Arcotronics
---------------

Arcotronics
---------------

Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------

Arcotronics
---------------

Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------

Arcotronics
---------------

Arcotronics
---------------

Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------
Arcotronics
---------------
Itochu
---------------
Imatex
---------------
Imatex
---------------
Imatex
---------------
Imatex
---------------
Imatex
---------------
Imatex

---------------
Imatex

---------------

Imatex
---------------

Imatex
---------------
Imatex

---------------
Imatex
---------------
Imatex
---------------

Imatex
---------------
Imatex
---------------
Imatex
---------------

Imatex
---------------

Imatex
---------------
Imatex

---------------

Imatex
---------------
Softronik

---------------

Softronik
---------------
Softronik
---------------

Softronik
---------------

SHIPPING
---------------

Micrometrics
---------------
Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------

Bicasa
---------------
Bicasa
---------------
Alzeta

---------------	---------------------------------------
Gemini 2370 w/Vacuum Pump&FlowPrep
060, Saturn 5200, AutoChem 2912
---------------------------------------

Plasma TV
---------------------------------------
Soft Cell Packing and Filling Unit
---------------------------------------
Electrode Blanking Equipment
---------------------------------------
Soft Pack Cell Packaging and Filling
Machine
---------------------------------------
Tab Current-Collector Folding and
Trimming Unit
---------------------------------------
Tab Final Folding Unit
---------------------------------------
Tab to Current Collector Welding Unit
---------------------------------------
Pallet Return Transport System
---------------------------------------
Auxiliary Tools
---------------------------------------
Soft-Pack Cell Degassing and Sealing
Machine
---------------------------------------
Machine for Lithium Anode Assembling
and Inserting into Separator Bag
---------------------------------------
Cell Filling Under Vacuum Machine
---------------------------------------
Soft Cell Pack Assembly Machine
---------------------------------------
Soft Cell Degassing and Sealing
Machine
---------------------------------------
Soft Pack Cell Packaging and Filling
Machine
---------------------------------------
Unit for Lithium Anode Assembling and
Inserting into Separator Bag
---------------------------------------
Cell Filling Under Vacuum Machine
---------------------------------------
Tab Welding Machine
---------------------------------------
Electrode Notching and Cutting Machine
---------------------------------------
Hirano - Both Side Coating Machine
---------------------------------------
Glove Boxes - Line # 2
---------------------------------------
Glove Boxes - Line # 1
---------------------------------------
Glove Boxes - Line # 2
---------------------------------------
Glove Boxes - Line # 2
---------------------------------------
Glove Boxes - Line # 3
---------------------------------------
Compressed Argon Supply Units for
System III (2 Units)
---------------------------------------
Solvent Removal System

---------------------------------------

Solvent Removal System
---------------------------------------
Machine for Lithium Anode Assembling
and Inserting into Separator Bag
---------------------------------------
Soft Pack Cell Packaging and Assembly
Machine
---------------------------------------
Electrode Notching and Cutting Machine
---------------------------------------
Cell Filling Under Vacuum Machine
---------------------------------------
Soft Cell Degassing and Sealing
Machine
---------------------------------------
Tab Welding Machine
---------------------------------------
Glove Box Extension
---------------------------------------
Compressed Argon Supply Units for
System I
---------------------------------------
Compressed Argon Supply Units for
System II
---------------------------------------
Solvent Removal and Protection of Gas
Cleaning Units, Line I (3 units)
---------------------------------------
Solvent Removal and Protection of Gas
Cleaning Units, Line II (2 units)
---------------------------------------
Automatic Pilot Line for Cathode
Materials Products
---------------------------------------
Automatic Pilot Line for Cathode
Materials Products - System # 2
---------------------------------------
Roll-Press for Lithium Treatment
---------------------------------------
Oxygen Partial Pressure Probes and
Pumps W/ Electrodes
---------------------------------------
BC Technologies Inc - Coating Machine
- Coatema
---------------------------------------
Gemini w/PC, vacuum pump, and
flowprep 060
---------------------------------------
Lab Furniture, Hoods, Ovens, Cabinets
---------------------------------------

MECC-3000 Fume Hood
---------------------------------------

Control System for Hood
---------------------------------------

0.75 Hp Blowers
---------------------------------------

Mecc-3000 Distillation Hood
---------------------------------------

Control System for Hood
---------------------------------------

0.75 Hp Blower
---------------------------------------

Vacuum Ovens
---------------------------------------

Vacuum Pumps
---------------------------------------

Distiller
---------------------------------------

Flammable Cabinet
---------------------------------------

Chiller for Flammable Cabinet
---------------------------------------

Vented Chemical Cabinet
---------------------------------------

Vented Chemical Cabinet
---------------------------------------

Benches for MECC-3000
---------------------------------------

Carbon Filters
---------------------------------------
Filter Chambers
---------------------------------------
Catalytic oxidizer

---------------------------------------	-----------

   QC
-----------
550 Cypress
Crk Rd.
-----------
    1
-----------
    1
-----------

    1
-----------

    1
-----------
    1
-----------
    1
-----------
    1
-----------
   na
-----------

    3
-----------

    2
-----------
    3
-----------

-----------

    1
-----------

    2
-----------

    1
-----------
    1
-----------
    2
-----------
    2
-----------
  COAT
-----------
    2
-----------
    2
-----------
    2
-----------
    2
-----------
    3
-----------
    3

-----------
    3

-----------

    3
-----------

    3
-----------
    3

-----------
    3
-----------
    2
-----------
    2

-----------
    3
-----------
    1
-----------

    1
-----------

    2
-----------
    1

-----------

    2
-----------
    1

-----------

    2
-----------
  PREP
-----------

  PREP
-----------

   NA
-----------

   QC
-----------
   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------

   NA
-----------
   NA
-----------
  PREP

-----------	--------

  56
--------

--------
  29
--------
   9
--------

   7
--------

   3
--------
   5
--------
   4
--------
   2
--------
  LOT
--------

  28
--------

  15
--------
  26
--------

--------

   8
--------

  18
--------

   1
--------
   6
--------
  16
--------
  20
--------
  45
--------
  30
--------
  30
--------
  21
--------
  21
--------
  36
--------
38 / 37

--------
  31

--------

  32
--------

  24
--------
  27

--------
  46
--------
  17
--------
  19

--------
  25
--------
  47
--------

41 & 42
--------
 39 &
  40
--------
22 / 23
  33
--------

11 / 12
--------
  34

--------

  35
--------
  NA
--------

  NA
--------

  78
--------

  52
--------
  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------

  LOT
--------
  LOT
--------
  73

--------	--------------
FLOW PREP 060
--------------

--------------
  SPF 300P
--------------
  EBE 292A
--------------

  SPF 446P
--------------

  TFT 470A
--------------
  TFF 471P
--------------
  TTW 294P
--------------
  PRT 473P
--------------

--------------

  SDS 299A
--------------

  ASB 469P
--------------
  CFV 472Q
--------------
  LAO 468A
--------------

  SDS 299A
--------------

  SPF 446Q
--------------

  ASB 469P
--------------
  CFV 472P
--------------
  TFW 486Q
--------------
  ENC 499B
--------------

--------------
   Mbraun
--------------
   Mbraun
--------------
Ener1 Line 2
--------------
Ener1 Line 2
--------------
Ener1 Line 3
--------------
MV4751-Sera

--------------
 MB LMF II

--------------
 MB LMF II

--------------
  ASB469P

--------------
  SPF446Q

--------------
  ENC499B
--------------
  CVF472Q
--------------
  SDS299A

--------------
  TFW486Q
--------------

--------------

MV4751-Sera
--------------

MV4751-Sera
--------------
 MB LMF II

--------------
 MB LMF II

--------------

--------------

--------------

--------------

--------------

 EasyCoater
--------------

   GEMINI
--------------

--------------

  MECC-3000
--------------

--------------

--------------

 MECC-3000
--------------

--------------

--------------

 NVO 9090
--------------

  BSV-4
--------------

 BE-119
--------------

 BF 120A
--------------

--------------

 BC-V-120
--------------

 BAB-V60
--------------

--------------

--------------

--------------
EDGE GC-R

--------------	--------------

      1065
--------------

--------------
    300GBC2A
--------------
    292MA69A
--------------

    446GBC3A
--------------

    470GBR0A
--------------
    471GBR1A
--------------
    294GA73A
--------------
    473GBS0A
--------------

--------------

    299MB76A
--------------

   469G.BW3A
--------------
    472GB78A
--------------
    468MBS5A
--------------

    299MB24A
--------------

   446G.BW6A
--------------

   469M.BS5A
--------------
    472GBR2A
--------------
   486Q.BW4A
--------------
   499M.BW2A
--------------

--------------
      2497
--------------
      2497
--------------
     3109C
--------------
     3109C
--------------
     3376C
--------------
  1398 / 1400

--------------
  no serial #

--------------
  no serial #

--------------
   469G.B77A

--------------
   446G.B75A

--------------
   499M.B74A
--------------
   472G.BW5A
--------------
   299M.B80A

--------------
   486G.B79A
--------------

--------------

   1390,1392
--------------

   1394,1396
--------------
  no serial #

--------------
  no serial #

--------------
no serial
numbers
--------------
no serial
numbers
--------------

--------------

--------------

    1101008
--------------

      3135
--------------

--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------
no serial
numbers
--------------

--------------

J030618
--------------	---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------

---------
2 UNITS -
2 TAGS
---------
Line 2 -
1st Unit
---------
Line 2 -
2nd Unit
---------

---------

---------

---------

---------

---------

---------

---------

2 units
---------

2 UNITS
---------
 #3 UNITS

---------

 #2 UNITS
---------

---------

---------

---------

---------

---------

---------

---------

2
---------

2
---------

2
---------

1
---------

1
---------

1
---------

4
---------

4
---------

1
---------

3
---------

3
---------

4
---------

3
---------

5
---------

3
---------
3
---------

---------

--------------

Alzeta
--------------

Alzeta
--------------

Alzeta
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------
Brinkmann
Instruments
--------------	---------------------------------------
EDGE GC-R RECUPPREPED CATALYTIC OXIDIZER
---------------------------------------
EDGE GC-R-800 RECUPERATED
CATALYTIC OXIDIZER
---------------------------------------
EDGE GC-R RECUPERATED CATALYTIC
OXIDIZER
---------------------------------------

LAUDA WK 4600 CHILLER
---------------------------------------

LAUDA WK 4600 CHILLER
---------------------------------------

LAUDA WK 3200 CHILLER
---------------------------------------
Qty of 4 Split off Valves - part of
the chillers
---------------------------------------

LAUDA WK 1200 CHILLER
---------------------------------------

LAUDA WK 4600 CHILLER
---------------------------------------
LAUDA WK 4600 CHILLER - WITH SPLIT
OFF VALVE
---------------------------------------

 SPLIT OFF VALVE - 3 EACH
---------------------------------------
 Hardware - Lauda Wk4600 - 2 UNITS -
CHILLER
---------------------------------------
 Hardware - Lauda Wk4600 - 2 UNITS -
CHILLER
---------------------------------------
 Hardware - Lauda Wk4600

---------------------------------------	---------

   73
---------

  PREP
---------

  PREP
---------

   NA
---------

   NA
---------

    3
---------

   NA
---------
  LAB
GLOVE BOX
---------
    3
---------

   NA
---------

   NA
---------

    1
---------

    2
---------
   NA

---------	----- EDGE GC-R ----- 73 ----- 73 ----- 66 ----- 67 ----- 63 ----- NA ----- 60 ----- 64 ----- 65 ----- NA ----- 61 ----- 62 ----- 68 -----	------------

J030618
------------

EDGE GC-R
------------

EDGE GC-R
------------

WK4600
------------

WK4600
------------

WK-3200
------------

NA
------------

WK-1200
------------

WK-4600
------------

WK-4600
------------

NA
------------

WK-4600
------------

WK-4600
------------
WK-4600

------------	------------

one unit
------------

J030618
------------

J030618
------------

B05001-T16A
------------

A13013-T16A
------------

A17002-T10A
------------

NA
------------

A15015-T15A
------------

B05003-T16A
------------

A13014-T16A
------------

NA
------------

Z14004-T196A
------------

A13002-T16A
------------

A13003-T16A
------------	---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------

Chromolax
------------------

Gilson
------------------

Haskris
------------------
Impulse Dynamics
------------------
Introscop
------------------

McMaster Carr
------------------
Micrometrics
------------------
Other
------------------

Visicom
------------------
Micrometrics
------------------
NAPTEECH
------------------

HACH
------------------

ROY E. HANSON
------------------

ROY E. HANSON
------------------

ROY E. HANSON
------------------
AIRGAS
------------------

Other
------------------

Other
------------------
Imatex
------------------
Imatex
------------------
Lindberg
------------------
Nabertherm
------------------
Nabertherm
------------------
Maccor
------------------
Airgas south
------------------
Steve Pierce
------------------
Storage and
handling equipment
Inc
------------------
LR Technologies
------------------

AVP
------------------
Storage &
Handling Equip.
------------------	Hot Oil SysteMTL PREP
---------------------------------------
Gilson - ss-31 Tyler 12' Rotap
155V/60hz
---------------------------------------
Flow Meter / High Temp Pump cutout /
Hand shut off valves / alternate pump
---------------------------------------
TUBE SEALER - MANUALLY OPERATED
---------------------------------------
Sensor & Scan
---------------------------------------
PRESSURE REGULATOR - HEAVY DUTY -
1-STAGE ARGON
---------------------------------------
VAC PREP 061 FOR GEMENI
---------------------------------------
ZYGI01
---------------------------------------
FREQUENCY CONVERTER WITH PMG
AND COIL HEATERS
---------------------------------------
REGULATOR - 2 , STG
---------------------------------------
1 HPC 4342A
---------------------------------------
ELECTROCHEMICAL VOLTMASTER - - #
ITEM R21V008
---------------------------------------
418-VP-1060 R VELLEL AIRTANK
W SKIRTS AND CLIPS
---------------------------------------
418-VP-1060 R VELLEL AIRTANK
W SKIRTS AND CLIPS
---------------------------------------
418-VP-1060 R VELLEL AIRTANK
W SKIRTS AND CLIPS
---------------------------------------
AIR GAS - SPOT WELDER
---------------------------------------
Steve Pierce exp report Rectifier
GPP 8200 V
---------------------------------------
Steve Pierce Exp rptModtehvyded1/55
drmg
---------------------------------------
Glove Box Extension
---------------------------------------
GLOVE BOX EXTENSION
---------------------------------------
TUBE FURNACE
---------------------------------------
HIGH TEMPERATURE FURNACE
---------------------------------------
HIGH TEMPERATURE FURNACE
---------------------------------------
CELL CYCLING TEST UNIT
---------------------------------------
WELDER & SUPPLIES
---------------------------------------
OXYGEN SO2 MONITORS
---------------------------------------
PO189 PORTABLE CRANE WITH 4 SWIVEL
CASTERS
---------------------------------------
Bench top temperature Changer
---------------------------------------
Sanyo PLC XU50 2000 Lumens, XGA, 5.9
LB Projector
---------------------------------------
2 ea er{ 005l -15 Lift Electric Chain
Hoists
---------------------------------------	72
---------

---------

   QC
---------

---------

---------

---------
   QC
---------

---------
MTL PREP
---------

---------

---------

---------

   NA
---------

   NA
---------

   NA
---------

---------

---------

---------
    1
---------

---------

---------
TRUCK
---------
TRUCK
---------
   QC
---------

---------

---------

---------

---------

---------

---------	COS-650B-6
----------

   70
----------

   71
----------

----------

----------

----------
   54
----------

----------

   77
----------

----------

----------

----------

   74
----------

   75
----------

   76
----------

----------

----------

----------
   47
----------
   13
----------
   69
----------
   81
----------
   82
----------
   80
----------

----------

----------

----------

----------

----------

----------	NA
-------------

   RX-30
-------------

    R100
-------------

-------------

-------------
  PART #
  7897A12
-------------
   GEMINI
-------------

-------------
    62.5IND
     6050
-------------

-------------
   Q-METER
-------------

-------------
  210SA455/
  245SA455
-------------
  2103A455/
  245SA4552
-------------
  2103A455/
  245SA4552
-------------

-------------

-------------

-------------

-------------

-------------
 STF-55666C
-------------
  N11 / HR
-------------
  N11 / HR
-------------
    4000
-------------

-------------

-------------

-------------

-------------

-------------

-------------	ONE UNIT
--------------

    22276
--------------

      NA
--------------

--------------

--------------

--------------
  130 / 154
--------------

--------------

     928
--------------

--------------
  1839J03088
--------------

--------------

    410391
--------------

    411316
--------------

    411056
--------------

--------------

--------------

--------------

--------------

--------------
 N26H-366500PH
--------------
    163162
--------------
    163163
--------------
      NA
--------------

--------------

--------------

--------------

--------------

--------------

--------------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

----------

Option to buy the above described lithium battery-related equipment for $1 upon release of existing lien thereon, substantially in the form of Exhibit 4.7.

1.	Royalty-free, perpetual, worldwide license, for lithium battery-related use of Ener1’s vapor deposition technology contained in USPTO Patent Application No. 10/108,140, substantially in the form of Exhibit 4.4.B(ii).

2.	Assignment to the Company of the License and Royalty Agreement between Ener1 and Itochu Corporation and/or EnerStruct, Inc. dated July 25, 2003, substantially in the form of Exhibit 4.4.C.

Ownership of Ener1's land and building remains with Ener1, but is leased to the Company.

EXHIBIT 2.2

SCHEDULE OF DELPHI’S CONTRIBUTIONS

Delphi would contribute the following to the Company:

1.	Delphi’s patents and rights in patent applications for lithium battery-related technologies (subject to a license back to Delphi of rights for it to use the patents and rights in patent applications in its non-lithium battery-related applications, substantially in the form and substance of Exhibit 4.4.A(ii)), including:

DELPHI PATENTS AND PATENT APPLICATIONS

Patent Number	Country	Granted Patents Title
6368743	US	A COMPACT BATTERY PACKAGE
10110415	DE	A COMPACT BATTERY PACKAGE
6413668	US	LITHIUM ION BATTERY AND CONTAINER
10100626	DE	LITHIUM ION BATTERY AND CONTAINER
6406815	US	COMPACT LITHIUM ION BATTERY AND METHOD OF MANUFACTURING
6166520	US	INTERCELL BUSSING SYSTEM FOR BATTERY PACK
6749650	US	SYSTEM AND METHOD FOR MULTILAYER FABRICATION OF LITHIUM POLYMER BATTERIES AND CELLS
6746797	US	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
6729908	US	BATTERY PACK HAVING PERFORATED TERMINAL ARRANGEMENT
6800100	US	BATTERY CONSTRUCTED WITH INDEXING CONVEYOR SYSTEM AND CONTINUOUS TERMINAL CHAIN
6765389	US	METHOD OF COMPUTING AC IMPEDANCE OF AN ENERGY SYSTEM
4826743	US	SOLID-STATE LITHIUM BATTERY
5604057	US	A SECONDARY CELL HAVING A LITHIUM INTERCALATING MANGANESE OXIDE
3084244	JP	A SECONDARY CELL HAVING A LITHIUM INTERCALATING MANGANESE OXIDE
6168880	US	USE OF POLYMER MESH FOR IMPROVEMENT OF SAFETY PERFORMANCE AND ASSEMBLY METHODS
6143042	US	METHOD OF MAKING FILMS AND LAMINATED CELL STRUCTURES
6248138	US	ACTIVATION AND SEALING OF STORAGE BATTERIES
6617078	US	LITHIUM ION RECHARGEABLE BATTERIES UTILIZING CHLORINATED POLYMER BLENDS
6419712	US	LITHIUM POLYMER CONSISTENT LAMINATION PROCESS

Application Number	Country	Pending Applications Title
10/001329	US	COMPACT LITHIUM ION BATTERY AND METHOD OF MANUFACTURING
09/862388	US	METHOD OF FABRICATION OF COMPOSITE ELECTRODES IN LITHIUM ION BATTERY AND CELLS
2075618.5	EP	METHOD OF PREPARATION OF LITHIUM BATTERY
2075618.5	DE	METHOD OF PREPARATION OF LITHIUM BATTERY
2077698.5	EP	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
2077698.5	DE	BATTERY PACK HAVING FLEXIBLE CIRCUIT CONNECTOR
09/918878	US	BATTERY PACK HAVING IMPROVED BATTERY CELL TERMINAL CONFIGURATION
10/108960	US	SYSTEM AND METHOD FOR MULTILAYER FABRICATION OF LITHIUM POLYMER BATTERIES AND CELLS USING SURFACE TREATED SEPARATORS
10/853439	US	LITHIUM ION BATTERY WITH OXIDIZED POLYMER BINDER
10/202310	US	LITHIUM CELL WITH MIXED POLYMER SYSTEM
3077066.3	EP	LITHIUM CELL WITH MIXED POLYMER SYSTEM
3077066.3	DE	LITHIUM CELL WITH MIXED POLYMER SYSTEM
10/265969	US	PROTECTIVE FRAME FOR RECHARGEABLE BATTERY CELLS
10/236240	US	BATTERY CELL HAVING EDGE SUPPORT AND METHOD OF MAKING THE SAME
10/348749	US	LITHIUM POLYMER BATTERY DESIGN
4075112.5	EP	LITHIUM POLYMER BATTERY DESIGN
4075112.5	DE	LITHIUM POLYMER BATTERY DESIGN
10/657905	US	METHOD OF OPERATING AN ENERGY SYSTEM USING LOAD PROFILE PARAMETERS
10/916785	US	METHOD FOR CELL BALANCING FOR LITHIUM BATTERY SYSTEMS
10/434940	US	SYSTEM AND METHOD FOR BATTERY CHARGE CONTROL BASED ON CHARGE CAPACITY HEADROOM
10/442747	US	SYSTEM AND METHOD OF ADAPTIVE REGENERATIVE ENERGY CONTROL
10/776065	US	LITHIUM POLYMER BATTERY CELL
10/675552	US	METHOD OF PREPARATION OF POSITIVE ELECTRODE MATERIAL
10/675695	US	POSITIVE ELECTRODE MATERIAL FOR LITHIUM-ION BATTERY
10/658641	US	METHOD AND APPARATUS FOR OVERCHARGE PROTECTION USING ANALOG OVERVOLTAGE DETECTION
10/771916	US	HALOGEN-FREE FIRE RETARDANT SYSTEM FOR LOW HEAT RELEASE POLYMERS
10/677051	US	LITHIUM ION BATTERY WITH DISSIMILAR POLYMER COMPOSITIONS IN ELECTRODES
10/900502	US	METHOD AND APPARATUS FOR BALANCING MULTI-CELL LITHIUM BATTERY SYSTEMS
10/900650	US	METHOD FOR BATTERY COLD-TEMPERATURE WARM-UP MECHANISM USING CELL EQUALIZATION HARDWARE
10/827539	US	SURFACE TREATMENT FOR METAL-POLYMER LAMINATED ELECTROCHEMICAL CELL PACKAGE
10/771972	US	FIRE SHIELDING BATTERY CASE
10139337.7	DE	LITHIUM ION RECHARGEABLE BATTERIES UTILIZING CHLORINATED POLYMER BLENDS
10122366.8	DE	LITHIUM POLYMER CONSISTENT LAMINATION PROCESS

Unfiled Records of Invention

Docket No.	Country	Title
DP-312245	US	INTEGRATED DROP-IN LITHIUM BATTERY SUBSTITUTE FOR 12V LEAD-ACID BATTERIES
DP-309999	US	BATTERY CATALYST
DP-311881	US	KINETIC SPRAY FOR MAKING ELECTRICAL CONNECTIONS INCLUDING BATTERY CONNECTIONS
DP-312610	US	LITHIUM ION POLYMER CELL

2.	Delphi’s rights in Lithium battery related “Additional Improvements” that are: (i) located at Delphi’s Indianapolis, Indiana lithium operations; (ii) used exclusively or primarily by Delphi’s lithium battery operations; and (iii) allocated to Company in accordance with the terms of the Sublease, as previously disclosed to Ener1.

3.	The following machinery and equipment: Delphi Lithium Asset Listing (as of 3/31/04)

Project	Tag	Description
4390	DRG1107115	DRYING STATION/EXTRACT
4390	DRG1107116	DRYING STATION/EXTRACT
4390	DRG1107117	DRYING STATION/EXTRACT
4390	DRG1107118	DRYING STATION/EXTRACT
4390	DRG1107183	FINAL SEAL STATION
4390	DRG1107185	BICELL STACK & ULTRASO
4390	DRG1107109	FORMATION - ELECTRONIC
4390	DRG1107110	FORMATION - ELECTRONIC
4390	DRG1107111	FORMATION - ELECTRONIC
4390	DRG1107186	ACTIVATION & FIRST SEA
4390	DRG1107187	ELECTRODE & BI CELL LA
4390	DRG1107188	DRY ROOM
4390	DRG1107189	STACK INSERT & ULTRASO
4390	DRG1107220	CHILLER UNIT
4390	DRG1107119	65C BAKE OVEN - LITHIU
4390	DRG1107107	LITHIUM POLYMER BATTER
4390	DRG1107108	LITHIUM POLYMER BATTER
4390	DRG1107112	FORMATION - RACK ASSEM
4390	DRG1107113	FORMATION - RACK ASSEM
4390	DRG1107114	FORMATION - RACK ASSEM
4390 Total
6348	DRG1107218	CIRCUIT BOARD FUNCTION
6348	DRG1107229	LEAK TESTER FOR CELL T
6348	DRG660116	LEAK TESTER FOR CELL T
6348	DRG660109	ACCELERATING RATE CALO
6348	DRG1107231	PROTOTYPE BATTERY SIMU
6348	DRG1107252	MOISTURE ANALYZER
6348 Total
6372	DRG1107156	LITHIUM BATTERY PACK A
6372	DRG1107157	LITHIUM BATTERY PACK A
6372	DRG1107158	LITHIUM BATTERY PACK A
6372	DRG1107159	LITHIUM BATTERY PACK A
6372	DRG1107160	LITHIUM BATTERY PACK A
6372	DRG1107230	LITHIUM BATTERY PACK A
6372	DRG1107237	LITHIUM BATTERY PACK A
6372 Total
200	DRG111585D	COMPAQ DESKPRO
200 Total
876	DGQ605585	LIPO ABUSE CHAMBER & INSTALLATION
876	DGQ605586	LIPO TEST EQUIPMENT

876 Total
1000	DRG111593D	TEMPERATURE CONTROLLER
1000	DRG111809D	WORK POSITIONER TRUCK
1000 Total
1179	DGQ605614	LITHIUM POLYMER BI CELL ASSEMBLY
1179 Total
1714	DGQ014116	LITHIUM POLYMER UPGRADE
1714 Total
2000	DRG111586D	COMPAQ DESKPRO
2000	DRG111616D	COMPAQ DESKPRO
2000	DRG111848D	COMPAQ DESKPRO
2000	DRG111849D	COMPAQ DESKPRO
2000	DRG111850D	COMPAQ DESKPRO
2000	DRG112153D	COMPAQ LTE ELITE COMPUTER
2000 Total
5727	DGQ605514	DRY ROOM FOR LITHIUM POLYMER BATTERY DEVELOPMENT
5727 Total
6348	DRG1107209	CELL CYCLER 5OF9
6348	DRG1107210	CELL CYCLER 6OF9
6348	DRG1107211	CELL CYCLER 7OF9
6348	DRG1107212	CELL CYCLER 8OF9
6348	DRG1107213	CELL CYCLER9OF9
6348	DRG1107208	CELL CYCLER 4OF9
6348	DRG1107181	MT-30 BATTERY CYCLER 1 OF 2
6348	DRG1107182	MT-30 BATTERY CYCLER 2 OF 2
6348	DRG1107190	TEST CHAMBER FOR CELL TESTING 1 OF 15
6348	DRG1107191	TEST CHAMBER FOR CELL TESTING 2 OF 15
6348	DRG1107192	TEST CHAMBER FOR CELL TESTING 3 OF 15
6348	DRG1107193	TEST CHAMBER FOR CELL TESTING 4 OF 15
6348	DRG1107201	TEST CHAMBER FOR CELL TESTING 12 OF 15
6348	DRG1107202	TEST CHAMBER FOR CELL TESTING 13 OF 15
6348	DRG1107203	TEST CHAMBER FOR CELL TESTING 14 OF 15
6348	DRG1107204	TEST CHAMBER FOR CELL TESTING 15 OF 15
6348	DRG1107205	CELL CYCLER 1OF9 DEV. TEST FOR BATT CELL
6348	DRG1107206	CELL CYCLER 2OF9 DEVE. TEST FOR BATT CELL
6348	DRG1107207	CELL CYCLER 3OF9
6348	DRG1107194	TEST CHAMBER FOR CELL TESTING 5 OF 15
6348	DRG1107195	TEST CHAMBER FOR CELL TESTING 6 OF 15
6348	DRG1107196	TEST CHAMBER FOR CELL TESTING 7 OF 15
6348	DRG1107197	TEST CHAMBER FOR CELL TESTING 8 OF 15
6348	DRG1107198	TEST CHAMBER FOR CELL TESTING 9 OF 15
6348	DRG1107199	TEST CHAMBER FOR CELL TESTING 10 OF 15
6348	DRG1107200	TEST CHAMBER FOR CELL TESTING 11 OF 15
6348	DRG1107222	ALTITUDE CHAMBER
6348	DRG1107223	VIDEO MICROSCOPE SYSTEM
6348	DRG1107224	VIDEO COMPRESSION SYSTEM
6348	DRG1107225	PACK CYCLER INTERFACE COMPUTER

6348	DRG1107226	PORTABLE BACKUP SYSTEM
6348	DRG1107227	DATA COLLECTION SYSTEM
6348	DRG1107229	LEAK TESTER FOR CELL TESTING
6348	DRG1107219	AUTOSAMPLER VAPORIZER
6348	DRG1107214	3 CHANNEL BATTERY CYCLER 1OF8
6348	DRG1107215	3 CHANNEL BATTERY CYCLER 2OF8
6348	DRG1107216	3 CHANNEL BATTERY CYCLER 3OF8
6348	DRG1107217	3 CHANNEL BATTERY CYCLER 4OF8
6348 Total
6655	DRG105736D	X RAY MACHINE
6655 Total
9906	DRG113421	TEST EQUIPMENT
9906	DRG113422	ARCOTRONICS ASSEMBLY
9906 Total

4.	The June 16, 2004 license agreement entitled Valence/Delphi Battery License Agreement related to lithium battery technologies, subject to Licensor consent; or alternatively, at Delphi’s option, a royalty-free, perpetual, exclusive sublicense from Delphi to the Company of Delphi’s non-exclusive license rights for lithium battery-related use of the intellectual property licensed to Delphi under the Valence/Delphi Battery License Agreement.

EXHIBIT 4.1

FORM OF ENER1 SERVICE AGREEMENT

EXHIBIT 4.2

FORM OF DELPHI ENGINEERING SERVICES AGREEMENT

EXHIBIT 4.3

SUBLEASE

EXHIBIT 4.4.A(i)

DELPHI’S INTELLECTUAL PROPERTY ASSIGNMENT

EXHIBIT 4.4.A(ii)

LICENSE BACK TO DELPHI

EXHIBIT 4.4.B(i)

ENER1‘S INTELLECTUAL PROPERTY ASSIGNMENT

EXHIBIT 4.4.B(ii)

VDS LICENSE AGREEMENT

EXHIBIT 4.4.B(iii)

LICENSE BACK TO ENER1

EXHIBIT 4.4.C

ASSIGNMENT/ASSUMPTION OF LICENSE AGREEMENT

EXHIBIT 4.5

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT 4.6

FORM OF PROMISSORY NOTE

$_____________

Fort Lauderdale, Florida                                                                                                         ___________, 200__

    1.        FOR VALUE RECEIVED, EnerDel, Inc. (the “Borrower”), with offices at 500 West Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309, promises to pay to the order of Delphi Automotive Systems LLC, a limited liability company (the “Lender”), with offices at 5725 Delphi Drive, Troy, Michigan 48098, in lawful money of the United States of America on demand and in immediately available funds, the principal sum of _______________________________ and __/100 ($__________) Dollars, or such lesser amount as is indicated in Lender’s records, over a twelve (12) month period in equal installments as set forth on Schedule A hereto; plus interest at the rate of 8.25% per annum on the principal amount outstanding from time to time and otherwise in accordance with the terms of this Promissory Note (the “Note”).

    2.        If an event of default under this Note shall occur, then the principal amount of this Note at such time remaining unpaid, together with interest accrued thereon and any other charges due hereunder, may, at the option of the holder of this Note, without notice, be declared to be and thereby become immediately due and payable at the place of payment set forth herein. An “event of default” shall be defined under this Note as: (i) a failure to make payments when due or payable of any amount due under this Note; (ii) a failure to perform or observe any other agreement or covenant herein and such failure shall continue unremedied for more than ten (10) days after written notice thereof has been given to Borrower by Lender; (iii) any representation or warranty made by Borrower in this Note shall prove to have been incorrect in any material respect when made; or (iv) the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower except for an involuntary proceeding commenced against Borrower which is dismissed within forty-five (45) days after the commencement thereof without the entry of an order for relief or the appointment of a trustee. Following the occurrence and during the continuance of any event of default, this Note will bear interest at the rate of fifteen (15%) percent per annum.

    3.        Borrower may at any time prepay, in whole or in principal increments of at least $500,000.00, without premium or penalty, the outstanding principal balance of this Note, together with any interest or other charges due hereunder upon one (1) day’s prior written notice.

    4.        This Note shall constitute the unconditional obligation of Borrower, and shall be paid in accordance with the terms hereof, without the assertion of any counterclaim, setoff or defense. Each right, power and remedy of Lender shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Note or in any such other document, instrument or agreement now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lender of all such other rights, powers or remedies, and no failure or delay on the part of Lender to exercise any such right, power or remedy shall operate as a waiver thereof.

    5.        Borrower represents and warrants that:

A. It has full authority to execute and perform this Note;

B. That this Note constitutes, when executed and delivered in accordance with the terms hereof, legal, valid and binding obligations of Borrower; and

C. That no contractual restriction against borrowings prevents the satisfactory performance of this Note or payment of the Note by Borrower.

    6.        Borrower waives presentment, notice, protest and all other demands and notices, and agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees.

    7.        This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first above written.

ENERDEL, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

SCHEDULE A

PAYMENT INSTALLMENTS

1	[Insert date 3 months after redemption date]	$_________________
2	3 months later	$_________________
3	3 months later	$_________________
4	1st anniversary of redemption date	$_________________

EXHIBIT 4.7

OPTION AGREEMENT

EXHIBIT 5.1.B

REQUIRED THIRD PARTY CONSENTS

Relating to Ener1:

1.     None.

Relating to Delphi:

2.     None.

EXHIBIT 5.1.C

INITIAL BUSINESS PLAN